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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 27, 2014, except for Note 15, as to which the date is September 8, 2014 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-201389) and related Prospectus of Vitae Pharmaceuticals, Inc. for the registration of its common stock.

                      /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 19, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm